Exhibit 10.24
MERS MIN: 8000101-0000000817-6
PROMISSORY NOTE (NOTE A-1)

$152,000,000	New York, New York
March 4, 2005

FOR VALUE RECEIVED, the undersigned, FIRST STATES INVESTORS 5200, LLC, a Delaware limited liability company (“Maker”), promises to pay to the order of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (collectively, with any subsequent holder of this Note, the “Note A-1 Holder”), at its offices located at 60 Wall Street, 10th Floor, New York, New York 10005 or at such other address as the Note A-1 Holder may from time to time designate in writing, the principal sum of ONE HUNDRED FIFTY TWO MILLION AND NO/100 DOLLARS ($152,000,000.00) or, to the extent Lender does not advance to Maker an amount equal to the full amount available for a second disbursement pursuant to Section 2.1.2. of the Loan Agreement, such lesser portion thereof reflecting the aggregate principal amount actually advanced by Lender under the Loan Agreement, together with interest thereon, and all other amounts payable under the Loan Documents, such principal, interest and other amounts to be payable as provided in the Loan Agreement.
This Promissory Note (Note A-1)(“Note A-1”) is one of the Notes referred to in that certain Loan and Security Agreement, dated as of March 4,2005, among the Maker, as borrower, and German American Capital Corporation and Bear Stearns Commercial Mortgage, Inc., collectively, as lender, (as modified and supplemented and in effect from time to time, the “Loan Agreement”). Reference to the Loan Agreement is hereby made for a statement of the rights of the Note A-1 Holder and the duties and obligations of the Maker, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal, interest and other amounts, if any, payable with respect to this Note A-1 when due. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement. The outstanding principal amount shall bear interest at the rates provided for in the Loan Agreement.
This Note A-1 is secured by the Security Instrument and certain other Loan Documents.
The principal sum evidenced by this Note A-1, together with accrued interest and other sums or amounts due hereunder, shall become immediately due and payable at the option of the Note A-1 Holder upon the occurrence of any Event of Default in accordance with the provisions of the Loan Agreement.
With respect to the amounts due pursuant to this Note A-1, the Maker waives the following: (1) all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof; (2) demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection of this Note A-1, and all other requirements necessary to enforce this Note A-1, except for notices required by Governmental Authorities and notices required by the Loan Agreement; and (3) any further receipt by or acknowledgment of any collateral now or hereafter deposited as security for the Loan.

In no event shall the amount of interest (and any other sums or amounts that are deemed to constitute interest under applicable Legal Requirements) due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest designated by applicable Legal Requirements (the “Maximum Amount”), and in the event such payment is inadvertently paid by the Maker or inadvertently received by the Note A-1 Holder, then such excess sum shall be credited as a payment of principal, and if in excess of such balance, shall be immediately returned to the Maker upon such determination. It is the express intent hereof that the Maker not pay and the Note A-1 Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.
The Note A-1 Holder shall not by any act, delay, omission or otherwise be deemed to have modified, amended, waived, extended, discharged or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge or termination of any kind shall be valid unless in writing and signed by the Note A Holder. All rights and remedies of the Note A-1 Holder under the terms of this Note A-1 and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. The Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived and forever discharged.
Wherever possible, each provision of this Note A-1 shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Note A-1 shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note A-1.
This Note A-1 was negotiated in New York, and made by the Maker and accepted by the Note A-1 Holder in the State of New York, and the proceeds of this Note A-1 were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limitation, matters of construction, validity and performance), this Note A-1 and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.
Any legal suit, action or proceeding against the Note A-1 Holder by the Maker arising out of or relating to this Note A-1 shall be instituted in any federal or state court in New York, New York. Any legal suit, action or proceeding against the Maker by the Note A-1 Holder arising out of or relating to this Note A-1 shall be instituted in any federal or state court in New York, New York or in the state where the Property is located. The Maker hereby (i) irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (ii) irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. The Maker does hereby designate and appoint Corporation Service Company, having an office at 80 State Street, Albany, NY 12207-2543, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by such agent in accordance with the terms hereof) with a copy to the Maker, together with written notice of said service of the Maker, mailed or delivered to the Maker in the manner provided in the Loan Agreement shall be deemed in every respect effective service of process upon the Maker, in any such suit, action or proceeding in the State of New York. The Maker (i) shall give prompt notice to the Note A-1 Holder of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.
The provisions of this Note A-1 shall be subject to the provisions of Section 18.1 of the Loan Agreement, which provisions are incorporated by reference as if herein set forth in full.
THE MAKER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION), BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS NOTE A-1 OR THE OTHER LOAN DOCUMENTS. THE MAKER AGREES THAT THE NOTE A-1 HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF THE MAKER IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THE MAKER AND THE NOTE A-1 HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
[SIGNATURE FOLLOWS]

IN WITNESS WHEREOF, the Maker has caused this Note to be properly executed on the date first above written, and has authorized this Note to be dated as of the day and year first above written.
MAKER:

FIRST STATES INVESTORS 5200, LLC,
a Delaware limited liability company

By: /s/ Sonya A. Huffman
Name: Sonya A. Huffman
Title: Vice President